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                                                                EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2003, relating to our audit of the consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc. and subsidiaries as of and for the year ended December 31, 2002, which are included in the Registrant's Form 10-K, as amended, filed with the SEC.



/s/ EISNER LLP
Eisner LLP
New York, New York
July 1, 2003